EXHIBIT 23.1

PRICEWATERHOUSECOOPERS [LOGO]
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                                               PricewaterhouseCoopers LLP
                                               Chartered Accountants
                                               111 5th Avenue SW, Suite 3100
                                               Calgary, Alberta
                                               Canada T2P 5L3
                                               Telephone +1 (403) 509 7500
                                               Facsimile +1(403) 781 1825

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 11, 2005, relating to the consolidated financial statements of PrimeWest Energy Trust (the "Trust") which appears in the Trust's Annual Report on Form 40-F and its Registration Statement on Form 40-F. Additionally, we consent to the reference to us under the heading "Experts" in this Registration Statement on Form F-3.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
September 7, 2005

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.